Exhibit 99.1

Orlando, Florida, July 9, 2007 /Prime Zone/ -- Emerging Media Holdings (OTC BB:
EMDH - News), announced today it has completed the acquisition of a 60% interest in privately-held Genesis International SA ("Genesis"), a rapidly growing Eastern European infrastructure company, for $4.8 million in cash. The Company expects to begin consolidating the results of Genesis beginning with its fiscal quarter ending September 30, 2009. Genesis had unaudited revenue for the 12 months ended December 31, 2008 of $18.5 million. As of June 30, 2009, Genesis had a backlog of work of $29.9 million.

Genesis International SA is one of Romania's fastest growing infrastructure development companies. As a result of the transaction, the Company will have immediately increased sales, assets and earnings. "We are excited to acquire Genesis which will allow us to participate in the lucrative infrastructure opportunities expected to support growth in Eastern Europe," said Iurie Bordian, CEO of Emerging Media Holdings. "Genesis has demonstrated its ability to participate in these projects as reflected by its strong growth over the past several years. We look forward to working closely with their management team."

Bordian added, "With just their existing contracts for major road construction projects through 2012, EMDH should grow quickly and substantially. As we expand our two core business strategies, we will be creating multiple acquisition and transaction opportunities to create value."

"I am pleased to join the Emerging Media Holdings companies," said Cristian Boldea CEO "The Company's strong balance sheet as well as access to the capital markets should enhance Genesis's ability to participate in even larger projects than it could previously as a private company."

Genesis's core business is road construction and rehabilitation in Romania, which is the fastest growing segment of the non-residential market. Genesis estimates to participate in prospective public tenders amounting to nearly $140.0 million by the end of current year.

Called the "Tiger of the East," Romania, a member of the European Union since 2007, is moving quickly to expand its transportation system. According to the recently released report, "Construction Sector in Romania 2009 Development Forecast for 2009-2011," non-residential construction works increased by 34% in 2008.

Iurie Bordian, CEO said, "Acquiring Genesis is the beginning of our growth strategy to have two solid business foundations to build on. Our media business is growing steadily and now, with the addition of Genesis, we will be able to become a major participant in Romania's rapidly developing economy."

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About Emerging Media Holdings:

Emerging Media Holdings Inc. is the U.S. parent company for Media Alianta and Analiticmedia-Grup (AMG) subsidiaries, one of Eastern Europe's top television advertising and production companies.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements (within the meaning of Section 27a of the Securities Act of 1933 and Section 21e of the Securities Exchange Act of 1934) regarding us and our business, financial condition, results of operations and prospects. Forward-looking statements in this report reflect the good faith judgment of our management and the statements are based on facts and factors as we currently know them. Forward- looking statements are subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Readers are urged not to place undue reliance on these forward-looking statements which speak only as of the date of this press release. We undertake no obligation to revise or update any forward- looking statements in order to reflect any event or circumstance that may arise after the date of the press release. Political and operational risks in the countries in which Emerging Media Holdings, Inc. may operate and governmental regulation and judicial outcomes, and other risks detailed from time to time in Emerging Media's filings with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for the quarter ended March 31, 2009. Copies of each filing may be obtained from Emerging Media Holdings or the S.E.C. or its web site at www.sec.gov.

CONTACT:  Emerging Media Holdings Inc.
          Iurie Bordian, CEO
          407 620-1063
          office@emdhs.com